Registration No. 333-

As filed with the Securities and Exchange Commission on June 30, 2023

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

STRYVE FOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware	87-1760117
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Post Office Box 864 Frisco, TX 75034 (Address of principal executive offices)	75034 (Zip Code)

Amended and Restated Stryve Foods, Inc. 2021 Omnibus Incentive Plan

(Full title of the plan)

Norma Garcia Post Office Box 864 Frisco, TX 75034 Telephone: (972) 987-5130 (Name, address and telephone number, including area code, of agent for service)	Copy to: John J. Wolfel, Esq. Chris Babcock, Esq. Foley & Lardner LLP One Independent Drive, Suite 1300 Jacksonville, Florida 32202 (904) 359-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which a Registration Statement on this form relating to an employee benefit plan is effective. Pursuant to Instruction E of Form S-8, this Registration Statement incorporates by reference the contents of the Registration Statements previously filed with respect to the Company’s 2021 Omnibus Incentive Plan on Form S-8 (Registration No. 333-259696).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed with the Commission by Stryve Foods, Inc. (the “Company”) are hereby incorporated herein by reference:

(a)	our annual report on Form 10–K for the fiscal year ended December 31, 2022, filed with the SEC on April 17, 2023.

(b)	our quarterly report on Form 10–Q for the three months ended March 31, 2023, filed with the SEC on May 15, 2023.

(c)	our current reports on Form 8–K filed with the SEC on February 2, 2023, April 21, 2023, and June 9, 2023.

(d)	our definitive proxy filed with the SEC on May 2, 2023; and.

(e)	the description of the common stock contained in our registration statement on Form 8-A (File No. 001-38785), filed with the SEC on January 23, 2019, pursuant to Section 12 of the Exchange Act, as updated by Exhibit 4.5 of our annual report on Form 10-K for the fiscal year ended December 31, 2022, filed on April 17, 2023.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 8. Exhibits.

Exhibit Number	Description
4.1	First Amended and Restated Certificate of Incorporation. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Commission on July 26, 2021).
4.2	Bylaws (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the Commission on July 26, 2021).
4.3	Stryve Foods, Inc. Amended and Restated 2021 Omnibus Incentive Plan (incorporated by reference to Appendix B to the Definitive Revised Proxy Statement filed on May 2, 2023).
5.1	Opinion of Foley & Lardner LLP.
23.1	Consent of Marcum LLP.
23.2	Consent of Foley & Lardner LLP (contained in Exhibit 5.1 hereto).
24.1	Power of Attorney (included on the signature page hereto).
107	Filing Fee Exhibit

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Plano, Texas, as of the 30th day of June 30, 2023.

Stryve Foods, Inc.

By:	/s/ Christopher Boever
Christopher Boever
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated as of the 30th day of June, 2023. Each person whose signature appears below constitutes and appoints Christopher Boever and Norma Garcia, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any additional registration statement to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Christopher Boever	Chief Executive Officer and Director
Christopher Boever	(Principal Executive Officer and Director)

/s/ R. Alex Hawkins	Chief Financial Officer
R. Alex Hawkins	(Principal Accounting and Financial Officer)

/s/ B. Luke Weil
B. Luke Weil	Director

/s/ Kevin Vivian
Kevin Vivian	Director

/s/ Robert Ramsey
Robert Ramsey	Director

/s/ Mauricio Orellana
Mauricio Orellana	Director

/s/ Ted Casey
Ted Casey	Director

/s/ Chris Whitehair
Chris Whitehair	Director

/s/ Gregory S. Christenson
Gregory S. Christenson	Director

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